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                                                                    EXHIBIT 99.1


                                                              FORM OF PROXY CARD

                                    [Logo]

                     WHITE MOUNTAINS INSURANCE GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS ON OCTOBER 22, 1999

     The undersigned hereby appoints John J. Byrne and K. Thomas Kemp, and each of them, with full power of substitution, as the proxy or proxies of the undersigned to vote all shares of common stock of WHITE MOUNTAINS INSURANCE GROUP, INC. which the undersigned is entitled to vote at the special meeting of Stockholders of WHITE MOUNTAINS INSURANCE GROUP, INC. to be held at Hotel Plaza Athenee, Le Trianon Room, 37 East 64th Street, New York, NY 10021, on October 22, 1999 at 10:00 a.m. local time, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present thereat.

     This proxy, when properly executed, will be voted in the manner directed, or if no direction is made, for Proposal 1 listed on the reverse side. Discretionary authority is hereby conferred as to all other matters that may come before the meeting.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

              (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE)
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                       INSTRUCTIONS FOR VOTING YOUR PROXY

     Stockholders of record of White Mountains Insurance Group, Inc. may vote their proxies by mail:

     o Simply mark, sign and date your proxy card and return it in the postage-paid envelope.

             COMPANY NUMBER                              CONTROL NUMBER


                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

/x/  Please mark votes
     as in this example


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Proposal to approve the proposed corporate reorganization whereby White Mountains Insurance Group, Inc. will change its domicile from Delaware to Bermuda pursuant to (i) an Agreement and Plan of Merger, a copy of which is attached as Annex I to the proxy statement/prospectus, pursuant to which White Mountains Insurance Group, Inc. will be merged with and into White Mountains Insurance Group (Arizona), Inc., a newly-formed, wholly-owned subsidiary, and (ii) a memorandum of continuance, a copy of which is attached as Annex II to the proxy statement/prospectus, upon the registration of which White Mountains Insurance Group-Arizona will become a Bermuda company (with bye-laws in the form of annex III to the proxy statement/prospectus) through a continuance procedure under Arizona and Bermuda law and to authorize the board of directors to exercise the powers of the board of directors set out in such bye-laws and to take any and all actions deemed necessary or advisable to give effect to the reorganization.

                FOR     / /           AGAINST     / /         ABSTAIN     / /

                                          DATED:__________________________, 1999
                                          _____________________________________,
                                          _____________________________________,
                                          SIGNATURE(S)
                                          [IMPORTANT: Please sign exactly as
                                          your name(s) appear(s) hereon. If you
                                          are acting as attorney-in-fact,
                                          corporate officer or in a fiduciary
                                          capacity, please indicate the capacity
                                          in which you are signing.]